UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2009

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

#120 - 2441 West Horizon Ridge Pkwy.
Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    AMENDMENT OF ARTICLES OF INCORPORATION OR BYLAWS

Amended and Restated Bylaws

On April 23, 2009, the Board of Directors (the “Board”) of Searchlight Minerals Corp. (the “Corporation”) approved amendments (the “Amendments”) to the Corporation’s Amended and Restated Bylaws (the “Bylaws”), effective on the same date.  The material amendments to the Corporation’s Bylaws are as follows:

1.           Article III, Section 8 of the Bylaws was amended to state that any vote of the stockholders to alter, amend or repeal the following sections of these Bylaws in any respect shall require the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the outstanding voting power of the Corporation, voting together as a single class: (i) Article III, Section 5 (which governs calling and providing notices for annual stockholders meetings), (ii) Article IV, Section 14 (which provides for a classified Board), and (iii) Article IV, Section 16 (which provides for how Board vacancies are to be filled).

2.           Article III, Section 12 of the Bylaws was amended to provide that any action required to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.

3.           Article III, Section 13(c) of the Bylaws was added to provide that the provisions of the Nevada Revised Statutes Section 78.378 through 78.3793 (Acquisition of a Controlling Interest) (the “Control Share Acquisition Statute”) shall apply to the acquisition of a controlling interest in the Corporation, irrespective of whether the Corporation has 200 or more stockholders of record, or whether at least 100 of the Corporation’s stockholders have addresses in the State of Nevada appearing on the stock ledger of the Corporation.  The Control Share Acquisition Statute applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.

This statute generally provides that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the disinterested stockholders of the corporation at a special or annual meeting.  A person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares."  In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

A copy of the Bylaws are filed herewith as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Searchlight Minerals Corp. as of April 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 28, 2009

SEARCHLIGHT MINERALS CORP.

By:  /s/ Ian R. McNeil

Ian R. McNeil
President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Searchlight Minerals Corp. as of April 23, 2009.